As filed with the U.S. Securities and Exchange Commission on October 6, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GigCapital8 Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	98-1868645
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(650) 276-7040

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Dr. Avi S. Katz

Chief Executive Officer and Chairman

GigCapital8 Corp.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(650) 276-7040

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jeffrey C. Selman, Esq. Elena Nrtina, Esq. DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, CA 94105 Telephone: (415) 615-6095 Facsimile: (415) 659 7465	George Weston Christopher Hall Harney Westwood & Riegels (Cayman) LLP 3rd Floor, Harbour Place 103 South Church Street Grand Cayman Tel: (345) 949-8599	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Anthony Ain, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Fl. New York, NY 10105 Telephone: (212) 370-1300 Facsimile: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-289479

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), GigCapital8 Corp. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-289479) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on August 11, 2025, and which the Commission declared effective on September 30, 2025.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A ordinary shares offered by the Registrant by 2,200,000 shares, or up to 2,530,000 if the underwriters exercise the over-allotment option in full, pursuant to the change of each Unit of the Registrant to consist of one Class A ordinary share and one right to receive one-fifth of one Class A ordinary share upon the consummation of an initial business combination. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on October 6, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than October 6, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 6th day of October, 2025.

GigCapital8 Corp.

By:	/s/ Avi S. Katz
	Name:	Dr. Avi S. Katz
	Title:	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Avi S. Katz	Chief Executive Officer and Chairman of the Board	October 6, 2025
Dr. Avi S. Katz	(Principal Executive Officer)

/s/ Christine Marshall	Chief Financial Officer and Treasurer	October 6, 2025
Christine Marshall	(Principal Financial and Accounting Officer)

/s/ Raluca Dinu	Director	October 6, 2025
Dr. Raluca Dinu

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 6th day of October, 2025.

GigCapital8 Corp.

By:	/s/ Avi S. Katz
	Name:	Dr. Avi S. Katz
	Title:	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of DLA Piper LLP (US)

5.2	Opinion of Harney Westwood & Riegels (Cayman) LLP

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Harney Westwood & Riegels (Cayman) LLP (included in Exhibit 5.2)

23.3	Consent of BPM LLP

107	Filing Fee Table

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